EXHIBIT 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351



                      AIM 86 DECLARES MONTHLY DISTRIBUTION
                        FOR NOVEMBER OF 40 CENTS PER UNIT

                 Includes Mortgage Proceeds of 39 Cents Per Unit


                                -----------------


     ROCKVILLE, MD, November 18, 2003 -- (AMEX/AIJ) The general partner of American Insured Mortgage Investors L.P. - Series 86 (AIM 86) today declared the monthly distribution for November 2003 in the amount of 40 cents per unit. Holders of record on November 30, 2003 will receive this amount as part of the fourth quarter distribution which will be paid on February 2, 2004.

The November distribution of 40 cents per unit includes:

o     1  cent per unit regular cash flow; and
o 39 cents per unit mortgage proceeds due to the prepayment of the mortgage on Colony Square Apartments.

     Record dates for the AIM 86 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.


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